Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment Agreement”) is made effective as of February 16, 2023 (the “Amendment Effective Date”), by and among Akumin Inc. (the “Company”) and Rohit Navani (the “Employee”);

WHEREAS the Company and the Employee entered into an employment agreement dated November 15, 2017, as amended and restated as of August 9, 2022, and as amended from time to time (the “Employment Agreement”);

AND WHEREAS the parties hereto now wish to amend the Employment Agreement as set forth in this Amendment Agreement to revise the title of the Employee’s position and the Employee’s duties;

NOW THEREFORE in consideration of the covenants and agreements contained herein, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1

AMENDMENTS TO EMPLOYMENT AGREEMENT

1.1	Amendments

The Employment Agreement is hereby amended as of the Amendment Effective Date as follows:

(a)

Any reference in the Employment Agreement to the position of Executive Vice-President and Chief Development Officer is hereby replaced with reference to the position of Chief Corporate Affairs Officer and, for greater certainty as of the Amendment Effective Date, the Employee no longer holds the position of Executive Vice-President and Chief Development Office and is instead employed in the position of Chief Corporate Affairs Officer.

(b)

Section 1.4 of the Employment Agreement shall be amended to include the following language at the end of subsection (a): “including working with the Chairman and Chief Executive Officer of the Company and any other senior management designated by the Chairman and Chief Executive Officer of the Company in respect of business development and relationships with hospitals and health systems and responsibilities for procurement and relationships with vendors, equipment purchases, maintenance and logistics, corporate insurance matters, corporate branding and such other duties commensurate with your role as Chief Corporate Affairs Officer as may be reasonably assigned to you by the Chairman and Chief Executive Officer of the Company from time to time ”.

1.2	No Other Amendments

Except as modified by this Amendment Agreement at Section 1.1, the Employment Agreement remains in full force and effect, without modification or waiver, and this Amendment Agreement and the Employment Agreement subject to the amendments in this Amendment Agreement are hereby ratified and confirmed together. The parties acknowledge that there is no change to the compensation paid to the Employee.

ARTICLE 2

MISCELLANEOUS

2.1	Capitalized Terms and Definitions

All capitalized terms used herein, which are not defined herein, shall have the meanings ascribed thereto in the Employment Agreement, as amended hereby.

2.2	Governing Law

This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

2.3	Independent Legal Advice

Each of the parties hereto acknowledges that it or he has read and understands the terms and conditions of this Amendment Agreement and acknowledges and agrees that it or he has had the opportunity to seek any independent legal advice which it or he considered necessary before the execution and delivery of this Amendment Agreement and that it or he voluntarily entered into this Amendment Agreement without any undue pressure from the other party. The Employee hereby agrees that the changes to his terms and conditions of employment as provided under this Amendment Agreement shall not, independently or collectively, constitute a constructive dismissal. Further, the parties hereto acknowledge and agree this Amendment Agreement is not a de novo agreement, and should be read in conjunction with the Employment Agreement.

2.4	Counterparts and Electronic Delivery

This Agreement may be executed and delivered by the parties hereto in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile, e-mail or other functionally equivalent electronic means of transmission, and those counterparts will together constitute one and the same instrument. Electronic signatures shall constitute binding original signatures.

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IN WITNESS WHEREOF the parties hereto have duly executed this Amendment Agreement as of the date first above written.

AKUMIN INC.

By:	/s/ Riadh Zine
	Name:	Riadh Zine
	Title:	Chairman and Chief Executive Officer

/s/ Rohit Navani
ROHIT NAVANI